                                                                    Exhibit 10.8

                   * * * * * * * * * * * * * * * * * * * * * *

                                 LEASE AGREEMENT

                                     BETWEEN

                 Prentiss Properties Acquisition Partners, L.P.,

                         a Delaware limited partnership

                                   (Landlord)

                                       AND

                            Partners Holdings, Inc.,

                             a Delaware corporation

                                    (Tenant)

                                  Cielo Center

                       1250 South Capital of Texas Highway

                               Austin, Texas 78746

                            Dated: September 20, 2001

                   * * * * * * * * * * * * * * * * * * * * * *

                       TABLE OF CONTENTS - LEASE AGREEMENT

                                                                          Page

ARTICLE 1 BASIC LEASE INFORMATION AND CERTAIN DEFINITIONS ...............   1

ARTICLE 2 PREMISES AND QUIET ENJOYMENT ..................................   2

ARTICLE 3 TERM; COMMENCEMENT DATE; DELIVERY
              AND ACCEPTANCE OF PREMISES ................................   3
ARTICLE 4 RENT ..........................................................   3
ARTICLE 5 INTENTIONALLY DELETED .........................................   4
ARTICLE 6 PARKING .......................................................   4
ARTICLE 7 SERVICES OF LANDLORD ..........................................   4
ARTICLE 8 ASSIGNMENT AND SUBLETTING .....................................   5
ARTICLE 9 REPAIRS .......................................................   7
ARTICLE 10 ALTERATIONS ..................................................   8
ARTICLE 11 LIENS ........................................................   9
ARTICLE 12 USE AND COMPLIANCE WITH LAWS .................................   9
ARTICLE 13 DEFAULT AND REMEDIES .........................................  10
ARTICLE 14 INSURANCE ....................................................  11
ARTICLE 15 DAMAGE BY FIRE OR OTHER CAUSE ................................  12
ARTICLE 16 CONDEMNATION .................................................  13
ARTICLE 17 INDEMNIFICATION ..............................................  14
ARTICLE 18 SUBORDINATION AND ESTOPPEL CERTIFICATES ......................  15
ARTICLE 19 SURRENDER OF THE PREMISES ....................................  16
ARTICLE 20 LANDLORD'S RIGHT TO INSPECT ..................................  17
ARTICLE 21 SECURITY DEPOSIT .............................................  17
ARTICLE 22 BROKERAGE ....................................................  17
ARTICLE 23 OBSERVANCE OF RULES AND REGULATIONS ..........................  17

ARTICLE 24 NOTICES ......................................................  18
ARTICLE 25 MISCELLANEOUS ................................................  18
ARTICLE 26 SUBSTITUTION SPACE ...........................................  20
ARTICLE 27 OTHER DEFINITIONS ............................................  21

                               EXHIBITS AND RIDERS

                The following Exhibits and riders are attached hereto and by this reference made a part of this Lease:

EXHIBIT A      -     FLOOR PLAN OF THE PREMISES

EXHIBIT B      -     THE LAND

EXHIBIT C      -     FORM OF COMMENCEMENT NOTICE

RIDER NO. 1    -     RULES AND REGULATIONS

                             INDEX OF DEFINED TERMS

                         Definitions of certain terms used in this Lease are
found in the following sections:

TERM                                                                 LOCATION OF
                                                                     DEFINITION

Branch System .........................................................  12
Central Areas .........................................................  25
Central Systems .......................................................  11
Landlord ..............................................................  5
Service Areas .........................................................  25
Successor Landlord ....................................................  19
Tenant ................................................................  5
Tenant's Property .....................................................  15
this Lease ............................................................  5

                                 LEASE AGREEMENT

         THE LEASE AGREEMENT ("this Lease") is made and entered into by and between Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership ("Landlord") and Partners Holdings, Inc., a Delaware corporation ("Tenant"), upon all the terms set forth in this Lease and in all Exhibits and Riders hereto, to each and all of which terms Landlord and Tenant hereby mutually agree, and in consideration of One Dollar ($1.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the rents, agreements and benefits flowing between the parties hereto, as follows:

                                   ARTICLE 1

                 BASIC LEASE INFORMATION AND CERTAIN DEFINITIONS

     1.01 Each reference in this Lease to information and definitions contained in the Basic Lease Information and Certain Definitions and each use of the terms capitalized and defined in this Section 1.01 shall be deemed to refer to, and shall have the respective meaning set forth in, this Section 1.01.

    A. Premises:                The portion of the floor of Building 2,
                                presently known as suite No(s). 2-200, as said space is identified by diagonal lines on the floor plans attached hereto as Exhibit A.

    B. Building:                The three (3) interconnected six (6) story
                                office buildings owned by Landlord on the Land generally located at 1250 South Capital of Texas
                                Highway, Austin, Texas, known as Cielo Center.

    C. Land: That certain parcel of land described under the caption "Land" in Exhibit B hereof.

    D. Parking Facilities:      The parking garage which is located adjacent to
                                the Building, together with all surface parking areas located or to be located on the Land.

    E. Project:                 The Land and all improvements thereon, including
                                the Building, the Parking Facilities, and all Common Areas.

    F. Commencement Date:       That certain date on which the Term shall
                                commence, as determined pursuant to the
                                provisions of Article 3 hereof.

    G. Expiration Date:         N/A

    H. Term: Month-to-month, beginning on the Commencement Date and ending at 11:59 p.m. on the date specified in writing by either party to the other upon no less than thirty (30) days prior written notice, unless this Lease is sooner terminated as provided herein.

    I. Net Rentable Area of the 270,711 square feet.
       Building:

    J. Net Rentable Area of the Approximately 3,397 square feet.
       Premises:

    K. Omitted.

    L. Rent:                    The Base Rent and the Additional Rent.

    M. Base Rent:               The Base Rent shall be $84,925.00 per annum
                                ($25.00 per square foot per annum of Net
                                Rentable Area of the Premises).

    N. Additional Rent:         The Additional Rent shall be all other sums due
                                and payable by Tenant under this Lease.

    O. Omitted.

    P. Parking Spaces:          Tenant shall be entitled to take twelve (12)
                                unassigned Parking Spaces, at no charge during the initial Term.

    Q. Tenant's Permitted Uses: Tenant may use the Premises for executive and administrative offices for the conduct of Tenant's business and for no other purpose.

    R. Security Deposit:        None.

    S. Broker:                  The Staubach Company

    T. Landlord's Address for
       Notice:                  Prentiss Properties Acquisition Partners, L.P.
                                3890 West Northwest Highway, Suite 400 Dallas, Texas 75220 Attention: J. Kevan Dilbeck, Esq.

                                with copies to:

                                Prentiss Properties Acquisition Partners, L.P. 3860 West Northwest Highway, Suite 400 Dallas, Texas 75220 Attention: Dennis DuBois

    U. Landlord's Address for   Prentiss Properties Acquisition Partners, L.P.
       Payment:                 P.O. Box 730334
                                Dallas, Texas 75373-0334



    V. Tenant's Address for     1250 South Capital of TexasHighway, Suite 2-600
       Notice:                  Austin,
                                Texas 78746 Attention:
                                Michael J. Forsythe


                                   ARTICLE 2

                          PREMISES AND QUIET ENJOYMENT

       2.01 Landlord hereby leases the Premises to Tenant, and Tenant hereby rents and leases the Premises from Landlord, for the Term. During the Term, Tenant shall have the right to use, in common with others and in accordance with the Rules and Regulations, the Common Areas.

2.02 Provided that Tenant fully and timely performs all the terms of this Lease on Tenant's part to be performed, including payment by Tenant of all Rent, Tenant shall have, hold and enjoy the Premises during the Term without hindrance or disturbance from or by Landlord; subject, however, to all of the terms, conditions and provisions of any and all ground leases, deeds to secure debt, mortgages, governmental laws, easements, protective covenants, and other encumbrances now or hereafter affecting the Premises, or the Project.


                                   ARTICLE 3

                            TERM; COMMENCEMENT DATE;
                       DELIVERY AND ACCEPTANCE OF PREMISES

       3.01  The Commencement Date shall be October 1, 2001.

       3.02 Landlord shall deliver the Premises to Tenant freshly painted and with additional electrical outlets installed according to tenants' requirements.

       3.03 The Net Rentable Area of the Premises and the Building are approximately as stated in Sections 1.01I and J, respectively. By written instrument substantially in the form of Exhibit C attached hereto, Landlord shall notify Tenant of the Commencement Date, the Net Rentable Area of the Premises and all other matters stated therein. The Commencement Notice shall be conclusive and binding on Tenant as to all matters set forth therein, unless within five (5) days following delivery of such Commencement Notice, Tenant contests any of the matters contained therein by notifying Landlord in writing of Tenant's objections. The foregoing notwithstanding, Landlord's failure to deliver any Commencement Notice to Tenant shall not affect Landlord's determination of the Commencement Date.

       3.04 Tenant may not enter or occupy the Premises prior to the Commencement Date without Landlord's express written consent and any entry by Tenant shall be subject to all of the terms of this Lease; provided however, that no such early entry shall change the Commencement Date or the Expiration Date. Tenant shall be granted early access to the space for the purpose of voice, data and furniture installation.

       3.05 Occupancy of the Premises or any portion thereof by Tenant or anyone claiming through or under Tenant for the conduct of Tenant's, or such other person's business therein shall be conclusive evidence that Tenant and all parties claiming through or under Tenant (a) have accepted the Premises as suitable for the purposes for which the Premises are leased hereunder, (b) have accepted the Common Areas as being in a good and satisfactory condition and (c) have waived any defects in the Premises and the Project. Landlord shall have no liability, except for gross negligence or willful misconduct, to Tenant or any of Tenant's agents, employees, licensees, servants or invitees for any injury or damage to any person or property due to the condition or design of, or any defect in, the Premises or the Project, including any electrical, plumbing or mechanical systems and equipment of the Premises or the Project and the condition of or any defect in the Land; and Tenant, for itself and its agents, employees, licensees, servants and invitees, expressly assumes all risks of injury or damage to person or property, either proximate or remote, resulting from the condition of the Premises or the Project.


                                   ARTICLE 4

                                      RENT

       4.01 Tenant shall pay to Landlord, without notice, demand, offset or deduction, in lawful money of the United States of America, at Landlord's Address for Payment, or at such other place as Landlord shall designate in writing from time to time: (a) the Base Rent in equal monthly installments, in advance, on the first day of each calendar month during the Term, and (b) the Additional Rent, at the respective times required hereunder. The first monthly installment of Base Rent shall be paid in advance on the date of Tenant's execution of this Lease and applied to the first installments of Base Rent coming due under this Lease. Payment of Rent shall begin on the Commencement Date; provided, however, that, if either the Commencement Date or the Expiration Date falls on a date other than the first day of a calendar month, the Rent due for such fractional month shall be prorated on a per diem basis between Landlord and Tenant so as to charge Tenant only for the portion of such fractional month falling within the Term.

       4.02 All past due installments of Rent shall bear interest of 5% of the amount owed.


                                   ARTICLE 5

                              INTENTIONALLY DELETED


                                   ARTICLE 6

                                     PARKING

       6.01 Landlord hereby grants to Tenant a license to use in common with other tenants and with the public, the Parking Spaces in the Parking Facilities as set forth in Section 1.01. Landlord shall not be obligated to provide Tenant with any additional Parking Spaces. If Tenant fails to observe the Rules and Regulations with respect to the Parking Facilities, then Landlord, at its option, shall have the right to terminate Tenant's Parking Spaces, without legal process, and to remove Tenant, Tenant's vehicles and those of its employees, licensees or invitees and all of Tenant's personal property from the Parking Facilities.


                                   ARTICLE 7

                              SERVICES OF LANDLORD

        7.01 A. During the Term, Landlord shall furnish Tenant with the following services: (a) hot and cold water in Building standard bathrooms and chilled water in Building standard drinking fountains; (b) electrical power sufficient for lighting the Premises and for the operation therein of typewriters, voicewriters, calculating machines, word processing equipment, photographic reproduction equipment, copying machines, personal computers, and similar items of business equipment which consume, in the aggregate, less than four (4) watts per square foot of Net Rentable Area of the Premises and require a voltage of 120 volts single phase or less, (c) heating, ventilating or air-conditioning, as appropriate, during Business Hours; (d) electric lighting for the Common Areas of the Project; (e) passenger elevator service, in common with others, for access to and from the Premises twenty-four (24) hours per day, seven (7) days per week; provided, however, that Landlord shall have the right to limit the number of (but not cease to operate all) elevators to be operated for repairs and after Business Hours and on Saturdays, Sundays and Holidays; (f) janitorial cleaning services; (g) facilities for Tenant's loading, unloading, delivery and pick-up activities, including access thereto during Business Hours, subject to the Rules and Regulations; and (h) replacement, as necessary, of all Building standard lamps and ballasts in Building standard light fixtures within the Premises. All services referred to in this Section 7.01A shall be provided by Landlord and paid for by Tenant as part of Rent.

              B. If Tenant requires air-conditioning, heating or other services, including cleaning services, for hours or days in addition to the hours and days specified in Section 7.01A, Landlord shall provide such additional service after reasonable prior written request therefor from Tenant, and

Tenant shall reimburse Landlord for the cost of such additional service. Landlord shall have no obligation to provide any additional service to Tenant at any time Tenant is in default under this Lease unless Tenant pays to Landlord, in advance, the cost of such additional service.

              C. Tenant shall not install any machinery or equipment which generates abnormal heat or otherwise creates unusual demands on the air-conditioning or heating system serving the Premises. Tenant shall not install any electrical equipment requiring special wiring unless approved in advance by Landlord. At no time shall use of electricity in the Premises exceed the capacity of existing feeders and risers to or wiring in the Premises.

              D. If Tenant's requirements for or consumption of electricity exceed the capacities specified in Section 7.01A(b) hereof, Landlord shall, at Tenant's sole cost and expense, bill Tenant periodically for such additional service. The degree of such additional consumption by Tenant shall be determined at Landlord's election, by either or both (a) a survey of standard or average tenant usage of electricity in the Building performed by a reputable consultant selected by Landlord and paid for by Tenant, and (b) a separate meter in the Premises to be installed, maintained, and read by Landlord, all at Tenant's sole cost and expense.

       7.02 Landlord's obligation to furnish electrical and other utility services shall be subject to the rules and regulations of the supplier of such electricity of other utility services and the rules and regulations of any municipal or other governmental authority regulating the business of providing electricity and other utility services.

       7.03 No failure to furnish, or any stoppage of, the services referred to in this Article 7 resulting from any cause shall make Landlord liable in any respect for damages to any person, property or business, or be construed as an eviction of Tenant, or entitle Tenant to any abatement of Rent or other relief from any of Tenant's obligations under this Lease. Should any malfunction of any systems or facilities occur within the Project or should maintenance or alterations of such systems or facilities become necessary, Landlord shall repair the same promptly and with reasonable diligence, and Tenant shall have no claim for rebate, abatement of Rent, or damages because of malfunctions or any such interruptions in service.


                                   ARTICLE 8

                            ASSIGNMENT AND SUBLETTING

       8.01 Neither Tenant nor its legal representatives or successors in interest shall, by operation of law or otherwise, assign, mortgage, pledge, encumber or otherwise transfer this Lease or any part hereof, or the interest of Tenant under this Lease, or in any sublease or the rent thereunder. The Premises or any part thereof shall not be sublet, occupied or used for any purpose by anyone other than Tenant, without Tenant's obtaining in each instance the prior written consent of Landlord in the manner hereinafter provided. Tenant shall not modify, extend, or amend a sublease previously consented to by Landlord without obtaining Landlord's prior written consent thereto. Provided that no Event of Default has occurred and is outstanding, Landlord agrees not to unreasonably withhold its consent to any request by Tenant to assign this Lease or to sublease the Premises, provided that Landlord may consider any reasonable factor in determining whether to grant its consent to any such request to assign or sublease. Landlord and Tenant specifically agree, without limitation, that Landlord may reasonably refuse to consent to an assignment or subletting if the proposed assignee or subtenant is (i) not financially capable of satisfying its obligations under this Lease or its sublease, as the case may be, (ii) either a governmental authority or agency, an organization or person enjoying sovereign or diplomatic immunity, a medical or dental practice or other user which will attract a volume, frequency or type of visitor or employee to the Building which is not consistent with the standards of a high quality office building or which will impose an excessive demand on or use of the facilities or services of the Building, or (iii) not in keeping with the tenant mix of the Building or not of the type of tenant which Landlord would reasonably consider as a tenant in the Building.

       8.02 An assignment of this Lease shall be deemed to have occurred (a) if in a single transaction or in a series of transactions more than 50% in interest in Tenant, any guarantor of this Lease, or any subtenant (whether stock, partnership, interest or otherwise) is transferred, diluted, reduced, or otherwise affected with the result that the present holder or owners of Tenant, such guarantor, or such subtenant have less than a 50% interest in Tenant, such guarantor or such subtenant, or (b) if Tenant's obligations under this Lease are taken over or assumed in consideration of Tenant leasing space in another office building. The transfer of the outstanding capital stock of any corporate Tenant, guarantor or subtenant through the "over-the-counter" market or any recognized national securities exchange (other than by persons owning 5% or more of the voting calculation of such 50% interest of clause 8.02(a) above) shall not be included in the calculation of such 50% interest in clause(a) above.

       8.03 Notwithstanding anything to the contrary in Section 8.01, Tenant shall have the right, upon ten (10) days' prior written notice to Landlord, to
(a) sublet all or part of the Premises to any related corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant; or (b) assign this Lease to a successor corporation into which or with which Tenant is merged or consolidated or which acquired substantially all of Tenant's assets and property; provided that (i) such successor corporation assumes substantially all of the obligations and liabilities of Tenant and shall have assets, capitalization and net worth at least equal to the assets, capitalization and net worth of Tenant as of the date of this Lease as determined by generally accepted accounting principles, and (ii) Tenant shall provide in its notice to Landlord the information required in Section 8.04. For the purpose hereof "control" shall mean ownership of not less than 50% of all the voting stock or legal and equitable interest in such corporation or entity.

       8.04 If Tenant should desire to assign this Lease or sublet the Premises (or any part thereof), Tenant shall give Landlord written notice no later than thirty (30) days in advance of the proposed effective date of any other proposed assignment or sublease, specifying (a) the name, current address, and business of the proposed assignee or sublessee, (b) the amount and location of the space within the Premises proposed to be so subleased, (c) the proposed effective date and duration of the assignment or subletting, (d) the proposed rent or consideration to be paid to Tenant by such assignee or sublessee, and (e) financial statements and other information as Landlord may reasonably request to evaluate the proposed assignment or sublease. For assignments and sublettings other than those permitted by Section 8.03, Landlord shall have thirty (30) days following receipt of such notice and other information requested by Landlord within which to notify Tenant in writing that Landlord elects: (i) to terminate this Lease as to the space so affected as of the proposed effective date set forth in Tenant's notice, in which event Tenant shall be relieved of all further obligations hereunder as to such space, except for obligations under Articles 17 and 22 and all other provisions of this Lease which expressly survive the termination hereof; or (ii) to permit Tenant to assign or sublet such space; provided, however, that, if the rent rate agreed upon between Tenant and its proposed subtenant is greater than the rent rate that Tenant must pay Landlord hereunder for that portion of the Premises, or if any consideration shall be promised to or received by Tenant in connection with such proposed assignment or sublease (in addition to rent), then fifty percent (50%) of such excess rent and other consideration shall be considered Additional Rent owed by Tenant to Landlord (less brokerage commissions, attorneys' fees and other disbursements reasonably incurred by Tenant for such assignment and subletting); or (iii) to refuse, in Landlord's reasonable discretion, to consent to Tenant's assignment or subleasing of such space and to continue this Lease in full force and effect; provided, so long as no Event of Default has occurred and is outstanding, Landlord agrees not to unreasonably withhold its consent to a proposed assignment or subletting taking into consideration the factors described in
Section 8.01 above. Tenant agrees to reimburse Landlord for legal fees and any other reasonable costs incurred by Landlord in connection with any permitted assignment or subletting. Tenant shall deliver to Landlord copies of all documents executed in connection with any permitted assignment or subletting, which documents shall be in form and substance reasonably satisfactory to Landlord and which shall require any assignee to assume performance of all terms of this Lease to be performed by Tenant or any subtenant to comply with all the terms of this Lease to be performed by Tenant. No acceptance by Landlord of any Rent or any other sum of money from any assignee, sublessee or other category of transferee shall be deemed to constitute Landlord's consent to any assignment, sublease, or transfer.

       8.05 Any attempted assignment or sublease by Tenant in violation of the terms and provisions of this Article 8 shall be void and shall constitute a material breach of this Lease. In no event, shall any assignment, subletting or transfer, whether or not with Landlord's consent, relieve Tenant of its primary liability under this Lease for the entire Term, and Tenant shall in no way be released from the full and complete performance of all the terms hereof. If Landlord takes possession of the Premises before the expiration of the Term of this Lease, Landlord shall have the right, at its option, to terminate all subleases, or to take over any sublease of the Premises or any portion thereof and such subtenant shall attorn to Landlord, as its landlord, under all the terms and obligations of such sublease occurring from and after such date, but excluding previous acts, omissions, negligence or defaults of Tenant and any repair or obligation in excess of available net insurance proceeds or condemnation award.

       8.06 The term "Landlord," as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee's interest in a ground lease of, the Land or the Building. In the event of any transfer, assignment or other conveyance or transfers of any such title or interest, Landlord herein named, and in case of any subsequent transfers, the then grantor shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed and, without further agreement, the transferee of such title or interest shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Project. Landlord may transfer its interest in the Project without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms of this Lease.


                                    ARTICLE 9

                                     REPAIRS

       9.01 Except for ordinary wear and tear and except as otherwise provided in Section 9.02, Landlord shall perform all maintenance and make all repairs and replacements to the Premises. Tenant shall pay to Landlord the actual cost (including a fee equal to fifteen percent (15%) of actual costs to cover a fee for Landlord's agent or manager) for (a) all maintenance, repairs and replacements within the Premises, other than maintenance, repairs and replacements to any Building system or component within the Building core serving the tenants in the Building ("Central Systems") located within the Premises; or (b) all repairs and replacements necessitated by damage to the Project (including the Building structure and the Central Systems) caused by the negligence or willful misconduct of Tenant or its agents, contractors, invitees and licensees. Amounts payable by Tenant pursuant to this Section 9.01 shall be payable on demand after receipt of an invoice therefor from Landlord. Landlord has no obligation and has made no promise to maintain, alter, remodel, improve, repair, decorate, or paint the Premises or any part thereof, except as specifically set forth in this Lease. In no event shall Landlord have any obligation to maintain, repair or replace any furniture, furnishings, fixtures or personal property of Tenant.

       9.02 Tenant shall keep the Premises in good order and in a safe, neat and clean condition. No representations respecting the condition of the Premises or the Building or the other portions of the Project have been made by Landlord to Tenant except as specifically set forth in this Lease. Except as provided in
Section 10.01 or specifically consented to by Landlord, Tenant shall not perform any maintenance or repair work or make any replacement in or to the Premises, and any branch of a Central System serving the Premises ("Branch System"), but rather shall promptly notify Landlord of the need for such maintenance, repair or replacement so that Landlord may proceed to perform the same. In the event Landlord specifically consents to the performance of any maintenance or the making of any repairs or replacements by Tenant and Tenant fails to promptly commence and diligently pursue the performance of such maintenance or the making of such repairs or replacements, then Landlord, at its option, may perform such maintenance or make such repairs and Tenant shall reimburse Landlord, on demand after Tenant receives an invoice therefor, the cost thereof plus fifteen percent (15%) of the actual costs to cover a fee for Landlord's agent or manager.

       9.03 All repairs made by Tenant pursuant to Section 9.02 shall be performed in a good and workmanlike manner by contractors or other repair personnel selected by Tenant and approved by Landlord; provided, however, that neither Tenant nor its contractors or repair personnel shall be permitted to do any work affecting the Central Systems of the Building.

       9.04 Subject to the other provisions of this Lease imposing obligations regarding repair upon Tenant, Landlord shall repair all machinery and equipment necessary to provide the services of Landlord described in Article 7 and for repair of all portions of the Project which do not comprise a part of the Premises and are not leased to others.


                                   ARTICLE 10

                                   ALTERATIONS

       10.01 Tenant shall not at any time during the Term make any alterations to the Premises without first obtaining Landlord's written consent thereto, which consent Landlord shall not unreasonably withhold or delay but which consent may be conditioned upon Tenant's agreement to remove the alterations at the end of the Term. Should Tenant desire to make any alterations to the Premises, Tenant shall submit all plans and specifications for such proposed alterations to Landlord for Landlord's review and approval before Tenant allows any such work to commence. Tenant shall select and use only contractors approved by Landlord. Upon Tenant's receipt of written approval from Landlord and upon Tenant's payment of any third party review costs reasonably incurred by Landlord, Tenant shall have the right to proceed with the construction of all approved alterations, in strict compliance with the approved plans and specifications. All alterations shall be made at Tenant's sole cost and expense, either by Tenant's contractors or, at Tenant's option, by Landlord's contractor on terms reasonably satisfactory to Tenant, including a fee of fifteen percent (15%) of the actual costs of such work to cover a fee for Landlord's agent or manager in supervising and coordinating such work. In no event, however, shall anyone other than Landlord or Landlord's employees or representatives perform work to be done which affects the Central Systems of the Building.

       10.02 All construction, alterations and repair work done by or for Tenant shall (a) be performed in such a manner as to maintain harmonious labor relations; (b) not adversely affect the safety of the Project, the Building or the Premises or the systems thereof and not affect the Central systems of the Building; (c) comply with all building, safety, fire, plumbing, electrical, and other codes and governmental and insurance requirements; (d) not result in any usage in excess of Building standard of water, electricity, gas, or other utilities or of heating, ventilating or air-conditioning (either during or after such work); (e) be completed promptly and in a good and workmanlike manner and in compliance with, and subject to, all of the provisions of the Lease; and (f) not disturb Landlord or other tenants in the Building. After completion of any alterations to the Premises, Tenant will deliver to Landlord a copy of "as built" plans and specifications depicting and describing such alterations.

       10.03 All leasehold improvements, alterations and other physical additions made to or installed by or for Tenant in the Premises shall be and remain Landlord's property (except for Tenant's furniture, personal property and movable trade fixtures). Tenant agrees to remove, at its sole cost and expense, all of Tenant's furniture, personal property and movable trade fixtures from the Premises, on or before the Expiration Date or any earlier date of termination of this Lease. Tenant shall repair, or promptly reimburse Landlord for the cost of repairing, all damage done to the Premises or the Building by such removal. If Tenant fails to remove any of Tenant's furniture, personal property or movable trade fixtures by the Expiration Date or any sooner date of termination of the Lease or, if Tenant fails to remove any leasehold improvements, alterations and other physical additions made by Tenant to the Premises which Landlord advised Tenant at the time of installation were to be removed at the end of the Term, Landlord shall have the right, on the fifth (5th) day after Landlord's delivery of written notice to Tenant, to deem such property abandoned by Tenant and to remove, store, sell, discard or otherwise deal with or dispose of such abandoned property in a commercially reasonable manner. Tenant shall be liable for all costs of such disposition of Tenant's abandoned property, and Landlord shall have no liability to Tenant in any respect regarding such property of Tenant. The provisions of this Section 10.03 shall survive the expiration or any earlier termination of this Lease.


                                   ARTICLE 11

                                      LIENS

       11.01 Tenant shall keep the Project, the Building and the Premises and Landlord's interest therein free from any liens arising from any work performed, materials furnished, or obligations incurred by, or on behalf of Tenant. Notice is hereby given that neither Landlord nor any mortgagee or lessor of Landlord shall be liable for any labor or materials furnished to Tenant. If any lien is filed for such work or materials, such lien shall encumber only Tenant's interest in leasehold improvements on the Premises. Within thirty (30) days after Tenant learns of the filing of any such lien, Tenant shall either discharge and cancel such lien of record or post a bond sufficient under the laws of the State of Texas to cover the amount of the lien claim plus any penalties, interest, attorneys' fees, court costs, and other legal expenses in connection with such lien. If Tenant fails to so discharge or bond such lien within thirty (30) calendar days after written demand from Landlord, Landlord shall have the right, at Landlord's option, to pay the full amount of such lien without inquiry into the validity thereof, and Landlord shall be promptly reimbursed by Tenant, as Additional Rent, for all amounts so paid by Landlord, including expenses, interest, and attorneys' fees.


                                   ARTICLE 12

                          USE AND COMPLIANCE WITH LAWS

       12.01 The Premises shall be used only for executive and administrative offices for the conduct of Tenant's business limited to the uses specifically set forth in Section 1.01Q and for no other purposes whatsoever. Tenant shall use and maintain the Premises in a clean, careful, safe, lawful and proper manner and shall not allow within the Premises, any offensive noise, odor, conduct or private or public nuisance or permit Tenant's employees, agents, licensees or invitees to create a public or private nuisance or act in a disorderly manner within the Building or in the Project. Landlord represents that any certificate of occupancy issued with respect to the Premises shall allow use for executive and administrative offices.

       12.02 Tenant shall, at Tenant's sole expense, (a) comply with all laws, orders, ordinances, and regulations of federal, state, county, and municipal authorities having jurisdiction over the Premises, (b) comply with any directive, order or citation made pursuant to law by any public officer requiring abatement of any nuisance or which imposes upon Landlord or Tenant any duty or obligation arising from Tenant's occupancy or use of the Premises or from conditions which have been created by or at the request or insistence of Tenant, or required by reason of a breach of any of Tenant's obligations hereunder or by or through other fault of Tenant, (c) comply with all insurance requirements applicable to the Premises and (d) indemnify and hold Landlord harmless from any loss, cost, claim or expense which Landlord incurs or suffers by reason of Tenant's failure to comply with its obligations under clauses (a),
(b) or (c) above. If Tenant receives notice of any such directive, order citation or of any violation of any law, order, ordinance, regulation or any insurance requirement, Tenant shall promptly notify Landlord in writing of such alleged violation and furnish Landlord with a copy of such notice.


                                   ARTICLE 13

                              DEFAULT AND REMEDIES

       13.01 The occurrence of any one or more of the following events shall constitute an Event of Default (herein so called) of Tenant under this Lease:
(a) if Tenant fails to pay any Rent hereunder as and when such Rent becomes due and such failure shall continue for more than five (5) days after Landlord gives Tenant written notice of past due Rent; (b) if Tenant fails to pay Rent on time more than twice in any period of twelve (12) months; (c) if the Premises become vacant, deserted, or abandoned for more than thirty (30) consecutive days; (d) if Tenant dissolves its business; (e) if any petition is filed by or against Tenant or any guarantor of this Lease under any present or future section or chapter of the United States bankruptcy code, or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed, or vacated, as the case may be, within sixty (60) days of commencement), or if any order for relief shall be entered against Tenant or any guarantor of this Lease in any such proceedings; (f) if Tenant or any guarantor of this Lease becomes insolvent or makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors; (g) if a receiver, custodian, or trustee is appointed for the Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease, which appointment is not vacated within sixty (60) days following the date of such appointment; or (h) if Tenant fails to perform or observe any other terms of this Lease and such failure shall continue for more than thirty (30) days after Landlord gives Tenant notice of such failure, or, if such failure cannot be corrected within such thirty (30) day period, if Tenant does not commence to correct such default within said thirty (30) day period and thereafter diligently prosecute the correction of same to completion within a reasonable time.

       13.02 Upon the occurrence of any Event of Default, Landlord shall have the right, at Landlord's option, to elect to do any one or more of the following without further notice or demand to Tenant:

              (a) terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and, if Tenant fails to so surrender, Landlord shall have the right to enter upon and take possession of the Premises and to expel or remove Tenant and its effects without being liable for prosecution or any claim for damages therefor; and Tenant shall, and hereby agrees to, indemnify Landlord for all loss and damage which Landlord suffers by reason of such termination, including damages in an amount equal to the total of
(1) the costs of recovering the Premises and all other expenses incurred by Landlord in connection with Tenant's default; (2) the unpaid Rent earned as of the date of termination, plus interest at the Interest Rate; (3) the total Rent which Landlord would have received under this Lease for the remainder of the Term, but discounted to the then present value at a rate of eight percent (8%) per annum, minus the fair market rental value for the balance of the Term, determined as of the time of such default, discounted to the then present value at a rate of eight percent (8%) per annum; and (4) all other sums of money and damages owing by Tenant to Landlord; or

              (b) enter upon and take possession of the Premises without terminating this Lease and without being liable to prosecution or any claim for damages therefor, and, if Landlord elects, relet the Premises on such terms as Landlord deems advisable, in which event Tenant shall pay to Landlord on demand the cost of repossession, renovating, repairing and altering the Premises for a new tenant or tenants and any deficiency between the Rent payable hereunder and the rent paid under such reletting; provided, however, that Tenant shall not be entitled to any excess payments received by Landlord from such reletting. Landlord's failure to relet the Premises shall not release or affect Tenant's liability for Rent or for damages; or

              (c) enter the Premises without terminating this Lease and without being liable for prosecution or any claim for damages therefor and maintain the Premises and repair or replace any damage thereto or do anything for which Tenant is responsible hereunder. Tenant shall reimburse Landlord immediately upon demand for any expenses which Landlord incurs in thus effecting Tenant's compliance under this Lease, and Landlord shall not be liable to Tenant for any damages with respect thereto.

       13.03 No agreement to accept a surrender of the Premises and no act or omission by Landlord or Landlord's agents during the Term shall constitute an acceptance or surrender of the Premises unless made in writing and signed by Landlord. No re-entry or taking possession of the Premises by Landlord shall constitute an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No provision of this Lease shall be construed as an obligation upon Landlord to mitigate Landlord's damages under the Lease.

       13.04 No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing and signed by Landlord. Landlord's acceptance of Rent following an Event of Default hereunder shall not be construed as a waiver of such Event of Default. No custom or practice which may grow up between the parties in connection with the terms of this Lease shall be construed to waive or lessen Landlord's right to insist upon strict performance of the terms of this Lease, without a written notice thereof to Tenant from Landlord.

       13.05 The rights granted to Landlord in this Article 13 shall be cumulative of every other right or remedy provided in this Lease or which Landlord may otherwise have at law or in equity or by statute, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies or constitute a forfeiture or waiver of Rent or damages accruing to Landlord by reason of any Event of Default under this Lease.


                                   ARTICLE 14

                                    INSURANCE

       14.01 A. Tenant, at its sole expense, shall obtain and keep in force during the Term the following insurance: (a) "All Risk" insurance insuring all property located in the Premises, including furniture, equipment, fittings, installations, fixtures, supplies and any other personal property ("Tenant's Property"), in an amount equal to the full replacement value; (b) Comprehensive general public liability insurance including personal injury, bodily injury, broad form property damage, operations hazard, owner's protective coverage, contractual liability, with a cross liability clause and a severability of interests clause to cover Tenant's indemnities set forth herein, and products and completed operations liability, in limits not less than $1,000,000.00 inclusive per occurrence; (c) Worker's Compensation and

Employer's Liability insurance, with a waiver of subrogation endorsement, in form and amount as required by applicable law; and (d) In the event Tenant performs any repairs or alterations in the Premises, Builder's Risk insurance on an "All Risk" basis (including collapse) on a completed value (non-reporting) form for full replacement value covering all work incorporated in the Building and all materials and equipment in or about the Premises; and (e) Improvements and betterments.

             B. Tenant shall have the right to include the insurance required by
Section 14.01A under Tenant's policies of "blanket insurance". All certificates of insurance evidencing such coverage shall name Tenant as named insured thereunder and shall name Landlord and all mortgagees and lessors of Landlord of which Tenant has been notified, additional insureds, all as their respective interest may appear. All such certificates shall be issued by insurers acceptable to Landlord and in form satisfactory to Landlord. Tenant shall deliver to Landlord certificates by the Commencement Date and, with respect to renewals of such policies, not later than fifteen (15) days prior to the end of the expiring term of coverage. All policies of insurance shall be primary and non-contributing. All such policies and certificates shall contain an agreement by the insurers to notify Landlord and any mortgagee or lessor of Landlord in writing, by Registered U.S. mail, return receipt requested, not less than thirty
(30) days before any material change, reduction in coverage, cancellation, including cancellation for nonpayment of premium.

       14.02 Landlord shall insure the Building against damage with casualty and comprehensive general public liability insurance, all in such amounts and with such deductible as Landlord reasonably deems appropriate. Notwithstanding any contribution by Tenant to the cost of insurance premiums, as provided hereinabove, Landlord shall not be required to carry insurance of any kind on Tenant's Property, and Tenant hereby agrees that Tenant shall have no right to receive any proceeds from any insurance policies carried by Landlord.

       14.03 Tenant shall not knowingly conduct or permit to be conducted in the Premises any activity, or place any equipment in or about the Premises or the Building, which will invalidate the insurance coverage in effect or increase the rate of fire insurance or other insurance on the Premises or the Building, and Tenant shall comply with all requirements and regulations of Landlord's casualty and liability insurer. In no event shall Tenant introduce or permit to be kept on the Premises or brought into the Building any dangerous, noxious, radioactive or explosive substance.

       14.04 Landlord and Tenant each hereby waive any right of subrogation and right of recovery or cause of action for injury or loss to the extent that such injury or loss is covered by fire, extended coverage, "All Risk" or similar policies covering real property or personal property (or which would have been covered if Tenant or Landlord, as the case may be, was carrying the insurance required by this Lease). Said waivers shall be in addition to, and not in limitation or derogation or, any other waiver or release contained in this Lease.


                                   ARTICLE 15

                          DAMAGE BY FIRE OR OTHER CAUSE

       15.01 If the Building or any portion thereof is damaged or destroyed by any casualty to the extent that, in Landlord's reasonable judgment, (a) repair of such damage or destruction would not be economically feasible, or (b) the damage or destruction to the Building cannot be repaired within three hundred sixty (360) days after the date of such damage or destruction, or if the proceeds from Landlord's insurance remaining after any required payment to any mortgagee or lessor of Landlord are insufficient to repair such damage or destruction, Landlord shall have the right, at Landlord's option, to terminate this

Lease by giving Tenant notice of such termination, within sixty (60) days after the date of such damage or destruction.

       15.02 If the Premises or any portion thereof is damaged or destroyed by any casualty, and if, in Landlord's reasonable opinion, the Premises cannot be rebuilt or made fit for Tenant's purposes within one hundred eighty days (180) after the date of such damage or destruction, or if the proceeds from Landlord's insurance remaining after any required payment to any mortgagee or lessor of Landlord are insufficient to repair such damage or destruction, then either Landlord or Tenant shall have the right, at the option of either party, to terminate this Lease by giving the other written notice, within sixty (60) days after such damage or destruction.

       15.03 In the event of partial destruction or damage to the Building or the Premises which is not subject to Section 15.01 or 15.02, but which renders the Premises partially but not wholly untenantable, this Lease shall not terminate and Rent shall be abated in proportion to the area of the Premises which, in Landlord's reasonable opinion, cannot be used or occupied by Tenant as a result of such casualty. Landlord shall in such event, within a reasonable time after the date of such destruction or damage, subject to force majeure (as defined in Section 25.06) or to any delay caused by Tenant and to the extent and availability of insurance proceeds, restore the Premises to as near the same condition as existed prior to such partial damage or destruction. In no event shall Rent abate or shall any termination occur if damage to or destruction of the Premises is the result of the negligence or willful misconduct of Tenant, or Tenant's agents, employees, representatives, contractors, successors, assigns, licensees or invitees.

       15.04 If the Building or the Premises or any portion thereof is destroyed by fire or other causes at any time during the last year of the Term, then either Landlord or Tenant shall have the right, at the option of either party, to terminate this Lease by giving written notice to the other within sixty (60) days after the date of such destruction.

       15.05 Landlord shall have no liability to Tenant for inconvenience, loss of business, or annoyance arising from any repair of any portion of the Premises or the Building. If Landlord is required by this Lease or by any mortgagee or lessor of Landlord to repair, or if Landlord undertakes to repair, Landlord shall use reasonable efforts to have such repairs made promptly and in a manner which will not unnecessarily interfere with Tenant's occupancy.

       15.06 In the event of termination of this Lease pursuant to Sections 15.01, 15.02, or 15.04, then all Rent shall be apportioned and paid to the date on which possession is relinquished or the date of such damage, whichever last occurs, and Tenant shall immediately vacate the Premises according to such notice of termination; provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.


                                   ARTICLE 16

                                  CONDEMNATION

       16.01 In the event any portion of the Building, the Premises or the Project are taken or condemned by eminent domain or by any conveyance in lieu thereof (such taking, condemnation or conveyance in lieu thereof being hereinafter referred to as "condemnation"), which taking, in Landlord's judgment, is such that the Building or the Premises cannot be restored in an economically feasible manner for use substantially as originally designed, then Landlord shall have the right, at Landlord's option, to terminate this Lease, effective as of the date specified by Landlord in a written notice of termination from Landlord to Tenant and Rent shall be apportioned as of the date of such termination.

       16.02 In the event any portion of the Parking Facilities shall be taken by condemnation, which taking in Landlord's judgment is such that the Parking Facilities cannot be restored in an economically feasible manner for use substantially as originally designed, including in such consideration the possible use of additional parking facilities in the vicinity of the Building, then Landlord shall have the right, at Landlord's option, to terminate this Lease, effective as of the date specified by Landlord in a written notice of termination from Landlord to Tenant.

       16.03 In the event that a portion of the Premises shall be taken by condemnation, and this Lease is not terminated pursuant to Section 16.01, then this Lease shall be terminated as of the date of such condemnation as to the portion of the Premises so taken, and this Lease shall remain in full force and effect as to the remainder of the Premises.

       16.04 All compensation awarded or paid upon a condemnation of any portion of the Project shall belong to and be the property of Landlord without participation by Tenant. Nothing herein shall be construed, however, to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, loss of good will, moving expenses, damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant; provided, however, that Tenant shall make no claim which shall diminish or adversely affect any award claimed or received by Landlord.

       16.05 If any portion of the Project other than the Building or the Parking Facilities is taken by condemnation, or if the temporary use or occupancy of all or any part of the Premises shall be taken by condemnation during the Term, this Lease shall be and remain unaffected by such condemnation, and Tenant shall continue to pay in full the Rent payable hereunder.


                                   ARTICLE 17

                                 INDEMNIFICATION

       17.01 Tenant and its agents employees, representatives, contractors, licensees and invitees, hereby waive all claims against, and agree to indemnify and hold harmless, Landlord for damage to any property or injury to, or death of, any person in, upon, or about the Project, including the Premises, arising at any time and from any cause other than solely by reason of the gross negligence or willful misconduct of Landlord, its agents, employees, representatives, or contractors. Without limiting the generality of the foregoing, Landlord shall not be liable for any injury or damage to persons or property resulting from the condition or design of, or any defective, Building or its mechanical systems or equipment which may exist or occur or from any fire, explosion, falling plaster, steam, gas, electricity, water, rain, flood, snow, or leaks from any part of the Premises or from the pipes, appliances, plumbing works, roof, or subsurface of any floor or ceiling, or from the street or any other place, or by dampness or by any other similar cause unless the same is caused solely by the gross negligence or willful misconduct of Landlord, its agents, employees, representatives or contractors. Landlord shall not be liable for any such damage caused by other tenants or persons in the Building or by occupants of adjacent property thereto, or by the public, or caused by construction (unless caused solely by the gross negligence or willful misconduct of Landlord) or by any private, public or quasi-public work. Tenant, for itself and its agents, employees, representatives, contractors, successors, assigns, invitees and licensees, expressly assumes all risks of injury or damage to person or property, whether proximate or remote, resulting from the condition of the Project or any part thereof. Tenant's foregoing indemnity shall include attorneys' fees, investigation costs, and all other reasonable costs and expenses incurred by Landlord in any connection therewith. The provisions of this Article 17 shall survive the expiration or termination of this Lease with respect to any damage, injury, or death occurring before such expiration or termination.

       17.02 Landlord shall, and hereby agrees to, indemnify and hold Tenant harmless from any damages in connection with loss of life, bodily or personal injury or property damage arising from any occurrence in the Common Areas of the Project when not solely the result of the gross negligence or willful misconduct of Tenant, and its agents, employees, representatives, contractors, licensees, and invitees.


                                   ARTICLE 18

                     SUBORDINATION AND ESTOPPEL CERTIFICATES

       18.01 This Lease and all rights of Tenant hereunder are subject and subordinate to all underlying leases now or hereafter in existence, and to any supplements, amendments, modifications, and extensions of such leases heretofore or hereafter made and to any deeds to secure debt, mortgages, or other security instruments which now or hereafter cover all or any portion of the Project or any interest of Landlord therein, and to any advances made on the security thereof, and to any increases, renewals, modifications, consolidations, replacements, and extensions of any of such mortgages. This provision is declared by Landlord and Tenant to be self-operative and no further instrument shall be required to effect such subordination of this Lease. Upon demand, Tenant shall execute, acknowledge, and deliver to Landlord any further instruments and certificates evidencing such subordination as Landlord, and any mortgagee or lessor of Landlord shall reasonably require; provided, Landlord shall use reasonable efforts to cause its mortgagee to include in any such subordination agreement non-disturbance provisions reasonably satisfactory to Tenant and such mortgagee. Tenant shall not unreasonably withhold, delay, or defer its written consent reasonable modifications in this Lease which are a condition of any financing for the Project or any reciprocal easement agreement with facilities in the vicinity of the Building, provided that such modifications do not increase the obligations of Tenant hereunder or materially and adversely affect Tenant's use and enjoyment of the Premises.

       18.02  Notwithstanding the generality of the foregoing provisions of
Section 18.01, any mortgagee or lessor of Landlord shall have the right at any time to subordinate any such mortgage or underlying lease to this Lease, or to any of the provisions hereof, on such terms and subject to such conditions as such mortgagee or lessor of Landlord may consider appropriate in its discretion. At any time, before or after the institution of any proceedings for the foreclosure of any such mortgage, or the sale of the Building under any such mortgage, or the termination of any underlying lease, Tenant shall, upon request of such mortgagee or any person or entities succeeding to the interest of such mortgagee or the purchaser at any foreclosure sale ("Successor Landlord"), automatically become the Tenant (or if the Premises has been validly subleased, the subtenant) of the Successor Landlord, without change in the terms or other provisions of this Lease (or, in the case of a permitted sublease, without change in this Lease or in the instrument setting forth the terms of such sublease); provided, however, that the Successor Landlord shall not be (i) bound by any payment made by Tenant of Rent or Additional Rent for more than one (1) month in advance, except for a Security Deposit previously paid to Landlord (and then only if such Security Deposit has been deposited with and is under the control of the Successor Landlord), (ii) bound by any termination, modification, amendment or surrender of the Lease done without the Successor Landlord's consent, (iii) liable for any damages or subject to any offset or defense by Tenant to the payment of Rent by reason of any act or omission of any prior landlord (including Landlord), or (iv) personally or corporately liable, in any event, beyond the limitations on landlord liability set forth in Section 25.05 of this Lease. This agreement of Tenant to attorn to a Successor Landlord shall survive any such foreclosure sale, trustee's sale conveyance in lieu thereof or termination of any underlying lease. Tenant shall upon demand at any time, before or after any such foreclosure or termination execute, acknowledge, and deliver to the Successor Landlord any written instruments and certificates evidencing such attornment as such Successor Landlord may reasonably require.

       18.03 Tenant shall, from time to time, within ten (10) days after request from Landlord, or from any mortgagee or lessor of Landlord, execute, acknowledge and deliver in recordable form a certificate certifying, to the extent true, that this Lease, as the Lease may have been amended, is in full force and effect; that the Term has commenced and the full amount of the Rent then accruing hereunder; the dates to which the Rent has been paid; that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; the amount, if any, that Tenant has paid to Landlord as a Security Deposit; that no Rent under this Lease has been paid more than thirty
(30) days in advance of its due date; that the address for notices to be sent to Tenant is as set forth in this Lease, or has been changed as set forth in the certificate; that Tenant has no charge, lien, or claim of offset under this Lease or otherwise against Rent or other charges due or to become due hereunder; that, to the knowledge of Tenant, Landlord is not then in default under this Lease; and such other matters as may be reasonably requested by Landlord or any mortgagee or lessor of Landlord. Any such certificate may be relied upon by Landlord, any Successor Landlord, or any mortgagee or lessor of Landlord. Landlord agrees periodically to furnish, when reasonably requested in writing by Tenant, certificates signed by Landlord containing information similar to the foregoing information.

       18.04 No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release of such obligations or a termination of this Lease unless (a) Tenant has given notice by registered or certified mail to any mortgagee or lessor of Landlord whose address shall have been furnished to Tenant, and (b) Tenant offers such mortgagee or lessor of Landlord a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effect a cure.


                                   ARTICLE 19

                            SURRENDER OF THE PREMISES

       19.01 By no later than 11:59 p.m. of the Expiration Date or the date of earlier termination of this Lease, or upon any re-entry of the Premises by Landlord without terminating this Lease pursuant to Section 13.02(b), Tenant, at Tenant's sole cost and expense, shall peacefully vacate and surrender the Premises to Landlord in good order, broom clean and in the same condition as at the beginning of the Term or as the Premises may thereafter have been improved, reasonable use and wear thereof and repairs which are Landlord's obligations under Articles 9, 15 and 16 only excepted, and Tenant shall remove all of Tenant's Property and turn over all keys for the Premises to Landlord.

       19.02 Should Tenant continue to hold the Premises after the expiration or earlier termination of this Lease, such holding over, unless otherwise agreed to by Landlord in writing, shall constitute and be construed as a tenancy at sufferance at monthly installments of Rent equal to two hundred percent (200%) of the monthly portion of Base Rent in effect as of the date of expiration or earlier termination, and subject to all of the other terms, charges and expenses set forth herein except any right to renew this Lease or to expand the Premises or any right to additional services. Tenant shall also be liable to Landlord for all damage which Landlord suffers because of any holding over by Tenant, and Tenant shall indemnify Landlord against all claims made by any other tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant. The provisions of this Article 19 shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 20

                           LANDLORD'S RIGHT TO INSPECT

       20.01 Landlord shall retain duplicate keys to all doors of the Premises. Tenant shall provide Landlord with new keys should Tenant receive Landlord's consent to change the locks. Landlord shall have the right to enter the Premises at reasonable hours (or, in the event of an emergency, at any hour); provided, however, Landlord shall use reasonable efforts to minimize interference with Tenant's business. Landlord shall not be liable to Tenant for the exercise of Landlord's rights under this Article 20 and Tenant hereby waives any claims for damages for any injury, inconvenience or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby.


                                   ARTICLE 21

                                SECURITY DEPOSIT

       21.01 None.


                                   ARTICLE 22

                                    BROKERAGE

       22.01 Tenant and Landlord each represent and warrant to the other that it has not entered into any agreement with, or otherwise had any dealings with, any broker or agent in connection with the negotiation or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder's fee, or any other compensation of any kind or nature in connection herewith, other than with Broker, and each party shall, and hereby agrees to, indemnify and hold the other harmless from all costs (including court costs, investigation costs, and attorneys' fees), expenses, or liability for commissions or other compensation claimed by any broker or agent with respect to this Lease which arise out of any agreement or dealings, or alleged agreement or dealings, between the indemnifying party and any such agent or broker. This provision shall survive the expiration or earlier termination of this Lease.


                                   ARTICLE 23

                       OBSERVANCE OF RULES AND REGULATIONS

       23.01 Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully and comply strictly with all Rules and Regulations (herein so called) attached to this Lease as such Rules and Regulations may be changed from time to time. Landlord shall at all times have the right to make reasonable changes in and additions to such Rules and Regulations; provided Landlord gives Tenant prior notice of such changes and provided that such new rules and regulations or changes in existing rules and regulations do not conflict with this Lease, and do not materially interfere with the lawful conduct of Tenant's business in the Premises. Landlord shall not be liable to Tenant for the failure or refusal by any other tenant, guest, invitee, visitor, or occupant of the Building to comply with any of the Rules and Regulations.

                                   ARTICLE 24

                                     NOTICES

       24.01 All notices, consents, demands, requests, documents, or other communications (other than payment of Rent) required or permitted hereunder (collectively, "notices") shall be deemed given, whether actually received or not, when dispatched for hand delivery or delivery by air express courier (with signed receipts) to the other party, or on the second Business Day after deposit in the United States mail, postage prepaid, certified, return receipt requested, except for notice of change of address which shall be deemed given only upon actual receipt. The addresses of the parties for notices are set forth in
Article 1, or any such other addresses subsequently specified by each patty in notices given pursuant to this Section 24.01.


                                   ARTICLE 25

                                  MISCELLANEOUS

       25.01 Professional Fees. In any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover from the other party its professional fees for attorneys, appraisers and accountants, its investigation costs, and any other legal expenses and court costs incurred by the prevailing party in such action or proceeding.

       25.02 Reimbursements. Wherever this Lease requires Tenant to reimburse Landlord for the cost of any item, such costs will be the reasonable and customary charge periodically established by Landlord for such item, including a fee for Landlord's manager's supervision in connection with providing such item.

       25.03 Severability. Every agreement contained in this Lease is, and shall be construed as, a separate and independent agreement. If any term of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable, the remaining agreements contained in this Lease shall not be affected.

       25.04 Non-Merger. There shall be no merger of this Lease with any ground leasehold interest or the fee estate in the Project or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or any interest in this Lease as well as any ground leasehold interest or fee estate in the Project or any interest in such fee estate.

       25.05 Landlord's Liability. Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that Tenant shall look solely to the estate and property of Landlord in the Project for the collection of any judgment or other judicial process requiring the payment of money by Landlord for any default or breach by Landlord under this Lease, subject, however, to the prior rights of any mortgagee or lessor of the Project. No other assets of Landlord or any partners, shareholders, or other principals of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim.

       25.06 Force Majeure. Whenever the period of time is herein prescribed for action to be taken by Landlord or Tenant, Landlord or Tenant shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to force majeure, which term shall include strikes, riots, acts of God, shortages of labor or materials, war, governmental approvals, laws, regulations, or restrictions, or any other cause of any kind whatsoever which is beyond the reasonable control of Landlord or Tenant. Force Majeure shall not excuse or delay Tenant's obligation to Rent or any other amount due under this Lease.

       25.07 Headings. The article headings contained in this Lease are for convenience only and shall not enlarge or limit the scope or meaning of the various and several articles hereof. Words in the singular number shall be held to include the plural, unless the context otherwise requires. All agreements and covenants herein contained shall be binding upon the respective heirs, personal representatives, and successors and assigns of the parties thereto.

       25.08 Successors and Assigns. All agreements and covenants herein contained shall be binding upon the respective heirs, personal representatives, successors and assigns or the parties hereto. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant's obligations hereunder, Tenant's obligations shall be joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant hereunder before proceeding against such guarantor, and any such guarantor shall not be released from its guarantee for any reason, including any amendment of this Lease, any forbearance by Landlord or waiver of any of Landlord's rights, the failure to give Tenant or such guarantor any notices, or the release of any party liable for the payment or performance of Tenant's obligations hereunder. Notwithstanding the foregoing, nothing contained in this Section 25.08 shall be deemed to override Article 8.

       25.09 Landlord's Representations. Neither Landlord nor Landlord's agents or brokers have made any representations or promises with respect to the Premises, the Building, the Parking Facilities, the Land, or any other portions of the Project except as herein expressly set forth and all reliance with respect to any representations or promises is based solely on those contained herein. No rights, easements, or licenses are acquired by Tenant under this Lease by implication or otherwise except as, and unless, expressly set forth in this Lease.

       25.10 Entire Agreement; Amendments. This Lease and the Exhibits and Riders attached hereto set forth the entire agreement between the parties and cancel all prior negotiations, arrangements, brochures, agreements, and understandings, if any, between Landlord and Tenant regarding the subject matter of this Lease. No amendment or modification of this Lease shall be binding or valid unless expressed in writing executed by both parties hereto.

       25.11 Tenant's Authority. If Tenant signs as a corporation, execution hereof shall constitute a representation and warranty by Tenant that Tenant is a duly organized and existing corporation, that Tenant has been and is qualified to do business in the State of Texas and in good standing with the State of Texas, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate action. If Tenant signs as a partnership, trust, or other legal entity, execution hereof shall constitute a representation and warranty by Tenant that Tenant has complied with all applicable laws, rules, and governmental regulations relative to Tenant's right to do business in the State of Texas, that such entity has the full right and authority to enter into this Lease, and that all persons signing on behalf of Tenant were authorized to do so by any and all necessary or appropriate partnership, trust, or other actions.

       25.12 Governing Law. This Lease shall be governed by and construed under the laws of the State of Texas. Any action brought to enforce or interpret this Lease shall be brought in the court of appropriate jurisdiction in Travis County, Texas. Should any provision of this Lease require judicial interpretation, Landlord and Tenant hereby agree and stipulate that the court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of any rule or conclusion that a document should be construed more strictly against the party who itself or through its agents prepared the same, it being agreed that all parties hereto have participated in the preparation of this Lease and that each party had full opportunity to consult legal counsel of its choice before the execution of this Lease.

       25.13 Tenant's Use of Name of the Building. Tenant shall not, without the prior written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, and Tenant shall not do or permit the doing of anything in connection with Tenant's business or advertising (including brokers' flyers promoting sublease space) which in the reasonable judgment of Landlord may reflect unfavorably on Landlord or the Building or confuse or mislead the public as to any apparent connection or relationship between Tenant and Landlord, the Building, or the Land.

       25.14 Ancient Lights. Any elimination or shutting off of light, air, or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease and Landlord shall have no liability to Tenant with respect thereto.

       25.15 Changes to Project by Landlord. Landlord shall have the unrestricted right to make changes to all portions of the Project in Landlord's reasonable discretion for the purpose of improving access or security to the Project or the flow of pedestrian and vehicular traffic therein. Landlord shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, bathrooms, or any other Common Areas so long as reasonable access to the Premises remains available. Landlord shall also have the right to (a) rearrange, change, expand or contract portions of the Project constituting Common Areas (b) to use Common Areas while engaged in making improvements, repairs or alterations to the Project, or any portion thereof, and (c) to do and perform such other acts and make such other changes in, to or with respect to the Project, or any portion thereof, as Landlord may, in the exercise of sound business judgment, deem to be appropriate. Landlord shall be entitled to change the name or address of the Building or the Project. Landlord shall have the right to close, from time to time, the Common Areas and other portions of the Project for such temporary periods as Landlord deems legally sufficient to evidence Landlord's ownership and control thereof and to prevent any claim of adverse possession by, or any implied or actual dedication to, the public or any party other than Landlord.

       25.16  Time of Essence.  Time is of the essence of this Lease.

       25.17 Landlord's Acceptance of Lease. The submission of this Lease to Tenant shall not be construed as an offer and Tenant shall not have any rights with respect thereto unless Landlord executes a copy of this Lease and delivers the same to Tenant.

       25.18 Financial Statements. At any time during the term of this Lease, Tenant shall, upon ten (10) days prior written notice from Landlord, provide Landlord with a current financial statement and financial statements of the two
(2) years prior to the current financial statement year. Such statement shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

       25.19 Signage. Landlord shall provide Tenant with Building standard signage for the Building directory and the exterior of Tenant's main entrance to the Premises.


                                   ARTICLE 26

                               SUBSTITUTION SPACE

       26.01 Landlord shall have the right at any time prior to the end of the Term of this lease, or any renewal or extension hereof, to substitute, instead of the Premises, other space within the Building (which space shall have a Net Rentable Area of approximately the Net Rentable Area in the Premises as of the date of such substitution) hereinafter called the "Substitution Space".

       26.02 (a) If Landlord desires to exercise such right, Landlord shall give Tenant at least thirty (30) days' prior written notice thereof specifying the effective date of such substitution, whereupon, as of such effective date:
(1) the description of the Premises set forth in this lease shall, without further act on the part of Landlord or Tenant, be deemed amended so that the Substitution Space shall, for all purposes, be deemed the Premises hereunder, and all of the terms, covenants, conditions, provisions, and agreements of this Lease, including those agreements to pay Rent, shall continue in full force and effect and shall apply to the Substitution Space, and (2) Tenant shall move into the Substitution Space. (b) If Tenant is being relocated from its present Premises in the Building, Tenant shall vacate and surrender possession to Landlord of the present Premises, and if Tenant continues to occupy the present Premises after such effective date, then thereafter, during the period of such occupancy, Tenant shall pay Rent for the present Premises as set forth in this Lease, in addition to the Rent for the Substitution Space at the above-described rates. (c) Tenant shall accept possession of the Substitution Space in its "as-is" condition as of such effective date, but the Substitution Space shall have leasehold improvements that are reasonably equivalent to the present Premises.

       26.03 If Landlord exercises this relocation right after the Commencement Date, Landlord shall reimburse Tenant for Tenant's reasonable out-of-pocket expenses for moving Tenant's furniture, equipment, supplies and telephones and telephone equipment from the present Premises to the Substitution Space and for reprinting Tenant's stationery of the same quality and quantity of Tenant's stationery supply on hand immediately prior to Landlord's notice to Tenant of the exercise of this substitution right.


                                   ARTICLE 27

                                OTHER DEFINITIONS

       When used in this Lease, the terms set forth hereinbelow shall have the following meanings: (a) "Business Days" shall mean Monday through Friday (except for Holidays); "Business Hours" shall mean 7:00 a.m. to 6:00 p.m. on Monday through Friday and 8:00 a.m. to 4:00 p.m. on Saturdays (except for Holidays); and "Holidays" shall mean those holidays designated by Landlord, which holidays shall be consistent with those holidays designated by landlords of other first-class office buildings in the Austin, Texas suburban area. The Building is locked on Saturdays and Sundays. (b) "Common Areas" shall mean those certain areas and facilities of the Building and the Parking Facilities and those certain improvements to the Land which are from time to time provided by Landlord for the use of tenants of the Building and their employees, clients, customers, licensees and invitees or for use by the public, which facilities and improvements include any and all corridors, elevator foyers, vending areas, bathrooms, electrical and telephone rooms, mechanical rooms, janitorial areas and other similar facilities of the Building and of the Parking Facilities and any and all grounds, parks, landscaped areas, outside sitting areas, sidewalks, walkways, and generally all other improvements located on the Land, or which connect the Land to other buildings. (c) The words "day" or "days" shall refer to calendar days, except where "Business Days" are specified. (d) "Net Rentable Area" shall mean (1) in the case of a single tenancy floor, all floor area measured from the inside surface of the outer glass of the Building, excluding only the areas ("Service Areas") within the outside wall used for the Building's stairs, fire towers, elevator shafts, vertical penetrations of the Building's central atrium, flues, vents, stacks, pipe shafts, and vertical ducts (which areas shall be measured from the mid-point of walls enclosing such areas, but including any Service Areas which are for the specific use of the particular tenant, such as special stairs or elevators, plus an allocation of the square footage of the Building's central areas for providing telephone, electrical, mechanical, janitorial, security and mail services, as well as, the central entry lobby, ground level elevator lobby and service elevator lobby, central fire exit corridors, service exit corridor and central loading dock (the "Central Areas"), and (2) in the case of a floor to be occupied by more than one tenant, all floor areas within the inside surface (with respect to the Premises) of the glass and to the midpoint of the walls separating areas leased by or held for lease to other tenants or from the Common Areas, but including a proportionate part of the Common Areas located on such floor based upon the ratio which Tenant's Net Rentable Area (excluding Common Areas) on such floor bears to the aggregate Net Rentable Area (excluding Common Areas) on such floor, plus an allocation of the square footage of the Building's Central Areas. In the case of both single and multiple tenant floors, telephone, electrical, mechanical, maintenance, janitorial or security rooms not included in the Building's Central Areas but which serve more than one floor shall be considered Common Areas and shall be allocated among all tenants whose premises are served thereby, regardless of whether such premises are located on the same floor as the rooms in question. Such allocation shall be made in accordance with the proportion of the Net Rentable Area so served. No deductions from Net Rentable Area shall be made for columns or projections necessary to the Building. (e) The "terms of this Lease" shall be deemed to include all terms, covenants, conditions, provisions, obligations, limitations, restrictions, reservations and agreements contained in this Lease. (f) A "year" shall mean a calendar year.

       IN WITNESS WHEREOF, Landlord and Tenant have set their hands hereunto and have caused this Lease to be executed by duly authorized officials thereof, as of the day and year set forth on the cover page hereof.

LANDLORD:

PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership,

                  By:      Prentiss Properties I, Inc.,
                           a Delaware corporation,
                           general partner


                           By:    /s/ William J. Reister
                                  ----------------------------
                           Name:  William J. Reister
                                  ----------------------------
                           Title: Vice President
                                  ----------------------------


                           By:    /s/ J. Kevan DuBeck
                                  ----------------------------
                           Name:  J. Kevan DuBeck
                                  ----------------------------
                           Title: Senior Vice President
                                  ----------------------------



TENANT:

Partners Holdings, Inc.,
a Delaware corporation

By:      /s/ Michael J. Forsythe
       ---------------------------
Name:    Michael J. Forsythe
Title:   Vice President Finance & Administration

                                    EXHIBIT A

                           FLOOR PLAN OF THE PREMISES

                              [FLOOR PLAN OMITTED]




                                  Exhibit A-1

                                    EXHIBIT B

                                    THE LAND

That Tract of Land Containing 14,6199 Acres Situated in the Alexander Eanes Survey Numbers 506 and 507, Travis County, Texas, Being All the Right-of-Way of Camp Craft Road Vacated and Quit-Claimed to William Gurasich in Book 37, Page 410 of the Commissioner's Court Records of Travis County, Texas, and a Portion of that 13.827 Acre Tract of Land Conveyed to William Gurasich by Deed Recorded in Volume 7702, Page 153 of the Deed.




                                  Exhibit B-1

                                    EXHIBIT C

                           FORM OF COMMENCEMENT NOTICE

         This Commencement Notice is delivered this _ day of _________, 19__, by Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership ("Landlord"), to __________ ("Tenant'), pursuant to the provisions of Section
3.03 of that certain Lease Agreement (the "Lease") dated _______, 19__, by and between Landlord and Tenant covering certain space in the Building known as ___________________. All terms used herein with their initial letter capitalized shall have the meaning assigned to such terms in the Lease.

                              W I T N E S S E T H:

         1. The Building, the Premises, the Parking Facilities, and all other improvements required to be constructed and furnished by Landlord in accordance with the terms of the Lease have been satisfactorily completed by the Landlord and accepted by the Tenant.

         2. The Premises have been delivered to, and accepted by, the Tenant, subject to the completion of "punch list" items.

         3. The Commencement Date of the Lease is the __ day of ____________, 19__, and the Expiration Date is the __ day of __________, 20__.

         4. The Premises consist of _________ square feet of Net Rentable Area located on the __ floor of the Building.

         5.  The Base Rent is $________ per annum.

         6. Remittance of the foregoing payments shall be made on the first day of each month in accordance with the terms and conditions of the Lease at the following address:

                 Prentiss Properties Acquisition Partners, L.P.
                                 P.O. Box 730334
                            Dallas, Texas 75373-0334

         IN WITNESS WHEREOF, this instrument has been duly executed by Landlord as of the date first written above.

LANDLORD:

PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership,

                  By:      Prentiss Properties I, Inc.,
                           a Delaware corporation,
                           general partner

                           By:
                                  ----------------------------
                           Name:
                                  ----------------------------
                           Title:
                                  ----------------------------

                                  Exhibit C-1

                           By:
                                    --------------------------
                           Name:
                                    --------------------------
                           Title:
                                    --------------------------




                                  Exhibit C-2

                                   RIDER NO. 1

                              RULES AND REGULATIONS

         1. Sidewalks, doorways, vestibules, halls, stairways and similar areas shall not be obstructed by tenants or their officers, agents, servants, and employees, or used for any purpose other than ingress and egress to and from the Premises and for going from one part of the Building to another part of the Building.

         2. Plumbing fixtures and appliances shall be used only for the purpose for which constructed, and no sweepings, rubbish, rags, or other unsuitable material shall be thrown or placed therein. The cost of repairing any stoppage or damage resulting to any such fixtures or appliances from misuse on the part of a tenant or such tenant's officers, agents, servants, and employees shall be paid by such tenant.

         3. No signs, posters, advertisements, or notices shall be painted or affixed on any of the windows or doors, or other part of the Building, except of such color, size, and style, and in such places, as shall be first approved in writing by the building manager. No nails, hooks, or screws shall be driven into or inserted in any part of the Building, except by Building maintenance personnel.

         4. Directories will be placed by Landlord, at Landlord's own expense, in the lobby of the Building. No other directories shall be permitted.

         5. The Premises shall not be used for conducting any barter, trade, or exchange of goods or sale through promotional give-away gimmicks or any business involving the sale of second-hand goods, insurance salvage stock, or fire sale stock, and shall not be used for any auction or pawnshop business, any fire sale, bankruptcy sale, going-out-of-business sale, moving sale, bulk sale, or any other business which, because of merchandising methods or otherwise, would tend to lower the first-class character of the Building.

         6. Tenants shall not do anything, or permit anything to be done, in or about the Building, or bring or keep anything therein, that will in any way increase the possibility of fire or other casualty or obstruct or interfere with the rights of, or otherwise injure or annoy, other tenants, or do anything in conflict with the valid pertinent laws, rules, or regulations of any governmental authority.

         7. Tenant shall not place a load upon any floor of the premises which exceeds to floor load per square foot which such floor was designed to carry or which is allowed by applicable building code. Landlord may prescribe the weight and position of all safes and heavy installations which Tenant desires to place in the premises so as properly to distribute the weight thereof. All damage done to the Building by the improper placing of heavy items which overstress the floor will be repaired at the sole expense of the Tenant.

         8. A tenant shall notify the building manager when safes or other heavy equipment are to be taken into or out of the Building. Moving of such items shall be done under the supervision of the building manager, after receiving written permission from him/her.

         9.  Corridor doors, when not in use, shall be kept closed.

         10. All deliveries must be made via the service entrance and service elevators during normal business hours or as otherwise directed or scheduled by Landlord. Prior approval must be obtained from Landlord for any deliveries that must be received after normal business hours.

         11. Each tenant shall cooperate with building employees in keeping the premises neat and clean.

         12. Nothing shall be swept or thrown into the corridors, halls, elevator shafts, or stairways. No birds, animals, or reptiles, or any other creatures, shall be brought into or kept in or about the building.

         13. Should a tenant require telegraphic, telephonic, annunciator, or any other communication service, Landlord will direct the electricians and installers where and how the wires are to be introduced and placed, and none shall be introduced or placed except as Landlord shall direct.

         14. Tenants shall not make or permit any improper noises in the Building, or otherwise interfere in any way with other tenants or persons having business with them.

         15. No equipment of any kind shall be operated on the premises that could in any way annoy any other tenant in the Building without written consent of Landlord.

         16. Business machines and mechanical equipment belonging to Tenant which cause noise and/or vibration that may be transmitted to the structure of the Building or to any leased space so as to be objectionable to Landlord or any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, in setting of cork, rubber, or spring type noise and/or vibration eliminators sufficient to eliminate vibration and/or noise.

         17. Tenants shall not use or keep in the Building any inflammable or explosive fluid or substance, or any illuminating material, unless it is battery powered, UL approved.

         18. Tenants employees or agents, or anyone else who desires to enter the Building after normal business hours, may be required to provide appropriate identification and sign in upon entry, and sign out upon leaving, giving the location during such person's stay and such person's time of arrival and departure, and shall otherwise comply with any reasonable access control procedures as Landlord may from time to time institute.

         19. Landlord has the right to evacuate the Building in event of emergency or catastrophe.

         20. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, Tenant, before occupying the Premises, shall procure and maintain such license or permit and submit it for Landlord's inspection. Tenant shall at all times comply with the terms of any such license or permit.

         21. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and street address of the Building.

         22. Neither Tenant, nor any other person visiting the Building shall be permitted to use tobacco products in the Building, Premises, or the Common Areas.

         23. Landlord reserves the right to rescind any of these Rules and Regulations and make such other and further rules and regulations or modifications to these rules and regulations.

                            FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT TO LEASE (this "Amendment"), is made as of January 1, 2002, by and between Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership ("Landlord"), and NFP Insurance Services, Inc. (successor in interest to Partners Holdings, Inc.) ("Tenant").

                              W I T N E S S E T H:
                               -------------------

         A. Landlord and Tenant entered into that certain Lease Agreement (the "Lease") dated September 20, 2001, whereby Landlord leased to Tenant certain premises (the "Premises") consisting of approximately 3,397 square feet of Net Rentable Area known as Suite 2-200 On the second (2nd) floor of the building known as Cielo Center Building Two located at 1250 Capital of Texas Highway South, Austin, Texas (the "Building");

         B. Landlord and Tenant desire to enter into this Amendment for the purposes herein provided;

         C. Except as otherwise defined herein, each capitalized term used in this Amendment shall have the same meaning ascribed to such term in the Lease;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein and in the Lease contained, it is hereby agreed as follows:

         1. Landlord and Tenant agree that the Lease shall no longer be month-to-month, but rather, shall have a term that expires on January 31, 2003 (the "Termination Date'). On the Termination Date, the Lease shall terminate, except for the covenants, agreements and indemnifications of Tenant with respect to the Premises that are set forth in the Lease and by their terms or by their nature are intended to survive any termination of the Lease and which accrue to the period prior to the Termination Date, including, without limitation, those set forth in Article 17 of the Lease with respect to the Premises for all periods prior to the Termination Date. On or before the Termination Date, Tenant shall vacate and surrender the Premises, and abandon all leasehold improvements located in the Premises to Landlord, in accordance with all terms and provisions of the Lease applicable to a termination of the Lease, including, without limitation, Article 10 and Article l9 of the Lease, as if the Termination Date were the expiration date of the Lease for the Premises. Tenant shall surrender possession of the Premises in good order, "broom clean", free of all debris, and in the same condition as at the beginning of the Term or as the Premises may thereafter have been improved, reasonable use and wear thereof excepted. Tenant shall fully comply with all obligations under the Lease respecting the Premises through the Termination Date, including those provisions relating to the condition of the Premises, and removal of Tenant's personal property therefrom, upon a termination or expiration of the Lease. If Tenant shall holdover in the Premises beyond the Termination Date, the provisions of Article 19 of the Cease shall control and Tenant shall be liable for Base Rent equal to 200% of the Base Rent in effect under the Lease immediately preceding the Termination Date, and other rentals and charges respecting the Premises provided in the Lease, prorated on a per diem basis, and on a per square foot basis for the Premises. Such holdover amount shall not be in limitation of Tenant's liability for consequential or other damages arising from Tenant's holding over nor as permission for Tenant to hold over in the Premises.

         2. This Amendment is being executed and delivered contemporaneously with amendments of two (2) other leases of certain premises in the Building (or adjacent buildings) by Landlord to Tenant (the "Other Amendments"). Accordingly, a default by Tenant (after the expiration of all applicable notice and cure periods) under either of the Other Amendments shall, at Landlord's option, constitute an immediate Event of Default under the Lease. In such event, without limiting any other rights or remedies available to Landlord under the Lease, Landlord shall have the option to declare this Amendment null and void.

         3. This Amendment shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and permitted assigns.

         4. This Amendment shall be governed in all respects by the laws of the State of Texas.

         5. The Lease, as hereby amended, is hereby ratified and confirmed and shall continue in full force and effect through the Termination Date.

         6. The parties hereto may execute this Amendment in one or more identical counterparts, all of which when taken together will constitute one and the same instrument. Copied or telecopied signatures may be attached hereto and shall have the same binding and legal effect as original signatures.

         IN WITNESS WHEREOF, this Amendment is executed as of the day and year aforesaid.

LANDLORD:
--------

PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership,

By:      Prentiss Properties I, Inc.,
         a Delaware corporation,
         general partner


         By:    /s/ William J. Reister
                ----------------------------
         Name:  William J. Reister
                ----------------------------
         Title: Vice President
                ----------------------------


         By:    /s/ J. Kevan DuBeck
                ----------------------------
         Name:  J. Kevan DuBeck
                ----------------------------
         Title: Senior Vice President
                ----------------------------


TENANT:
------

NFP Insurance Services, Inc. (successor in interest to Partners Holdings, Inc.)


         By:    /s/ Michael J. Forsythe
                ---------------------------------------
         Name:  Michael J. Forsythe
                ---------------------------------------
         Title: Vice President Finance & Administration
                ---------------------------------------